Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Statements and Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 5, 2015, Harris Corporation (“Harris”), a wholly owned subsidiary of Harris (“Merger Sub”) and Exelis Inc. (“Exelis”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Harris agreed to acquire Exelis and its subsidiaries on the terms and conditions set forth in the Merger Agreement, and at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge with and into Exelis, with Exelis being the surviving corporation and becoming a wholly owned subsidiary of Harris (the “Merger”). The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Merger. Each share of Exelis common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement, the per share Merger consideration, which consists of (1) $16.625 in cash, without interest, and (2) 0.1025 shares of Harris common stock.

Harris plans to fund the cash consideration and other amounts payable under the terms of the Merger Agreement from a combination of cash on hand and debt financing, which includes a combination of borrowings under a new senior unsecured term loan facility in an aggregate principal amount of $1.3 billion (the “New Term Loan”) and the proceeds from the issuance of new debt securities in an aggregate principal amount of $2.4 billion. Further, at or shortly after completion of the Merger, Harris expects to redeem $750 million of its existing notes with a portion of the proceeds from the issuance of new debt securities, together with cash on hand.

The following unaudited pro forma condensed combined financial statements give effect to the Merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 805, Business Combinations (“ASC Topic 805”), with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and Exelis. Although Harris and Exelis have entered into the Merger Agreement, there is no guarantee that the Merger will be completed. The unaudited pro forma condensed combined balance sheet as of January 2, 2015 is based on the individual historical consolidated balance sheets of Harris and Exelis, and has been prepared to reflect the Merger as if it occurred on January 2, 2015, which was the end of Harris’ second fiscal quarter. The unaudited pro forma condensed combined statements of income for the two quarters ended January 2, 2015 and the year ended June 27, 2014 combine the historical results of operations of Harris and Exelis, and have been prepared to reflect the Merger as if it occurred on June 29, 2013, the first day of Harris’ fiscal 2014.

Harris’ fiscal year ends on the Friday nearest June 30, and Exelis’ fiscal year ends on December 31. As a consequence of Harris’ and Exelis’ different fiscal years:

•	the unaudited pro forma condensed combined balance sheet as of January 2, 2015 combines Harris’ historical unaudited condensed consolidated balance sheet as of January 2, 2015, which was the end of Harris’ second fiscal quarter, and Exelis’ historical audited consolidated balance sheet as of December 31, 2014;

•	the unaudited pro forma condensed combined statement of income for the two quarters ended January 2, 2015 combines Harris’ historical unaudited results of operations for the two quarters ended January 2, 2015, which was the end of Harris’ second fiscal quarter, and Exelis’ historical unaudited results of operations for the two quarters ended December 31, 2014; and

•	the unaudited pro forma condensed combined statement of income for the year ended June 27, 2014 combines Harris’ historical audited results of operations for the year ended June 27, 2014, which was the end of Harris’ fiscal year, and Exelis’ historical unaudited results of operations for the four quarters ended June 30, 2014.

On September 27, 2014, Exelis completed a previously announced spin-off of Vectrus (formerly referred to as Mission Systems), and Exelis began reporting Vectrus as discontinued operations beginning in the fourth quarter of its fiscal year ended December 31, 2014. Consequently, the unaudited pro forma condensed combined statements of income for the two quarters ended January 2, 2015 and the year ended June 27, 2014 reflect separately the historical results of operations for Exelis (as reported), Vectrus and Exelis (as adjusted to exclude Vectrus’ results of operations). The unaudited pro forma condensed combined balance sheet as of January 2, 2015 reflects the historical audited consolidated balance sheet of Exelis as of December 31, 2014, which excludes Vectrus.

The unaudited pro forma condensed combined statements of income do not reflect future events that may occur after the Merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies; and certain one-time charges Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and Exelis.

The following unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the Merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To prepare the unaudited pro forma condensed combined financial statements, Harris adjusted Exelis’ assets and liabilities to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K to which the following unaudited pro forma condensed combined financial statements are attached, Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the Exelis assets to be acquired and liabilities to be assumed and the related allocation of purchase price, nor has Harris identified all adjustments necessary to conform Exelis’ accounting policies to Harris’ accounting policies. A final determination of the fair value of Exelis’ assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Exelis that exist as of the date of completion of the Merger and, therefore, cannot be made prior to that date. Additionally, the value of the portion of the per share Merger consideration to be paid in shares of Harris common stock will be determined based on the trading price of Harris common stock at the time of the completion of the Merger. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Further, the preliminary purchase price allocation has been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, Harris’ historical experience, data that was available through the public domain and Harris’ due diligence review of Exelis’ business. Until the Merger is completed, Harris and Exelis are limited in their ability to share information with each other. Upon completion of the Merger, incremental valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Harris’ audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended June 27, 2014 and Harris’ Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015; and

•	Exelis’ audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 and Exelis’ Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, March 31, 2014, June 30, 2014 and September 30, 2014.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of January 2, 2015

(In millions)

	Historical Harris	Historical Exelis	Pro Forma Adjustments	Note References	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$469	$510	$(3,308)	2a, 2b, 2c	$446
			(35)	2a
			(26)	2f
			2,950	3c
			(29)	3c
			(72)	3c
			(13)	3c
Receivables	582	824	(259)	3b	1,147
Inventories	650	225	259	3b	1,134
Income taxes receivable	22	—	—		22
Current deferred income taxes	116	56	—		172
Other current assets	107	47	3	3c	157

Total current assets	1,946	1,662	(530)		3,078
Non-current Assets
Property, plant and equipment	725	437	—		1,162
Goodwill	1,676	1,976	(1,976)	2g	6,196
			4,520	2k
Intangible assets	224	150	(150)	2g	1,914
			1,690	2h
Non-current deferred income taxes	69	566	209	2g	227
			(617)	2j
Other non-current assets	158	87	22	3c	259
			(5)	3c
			(3)	2g

Total non-current assets	2,852	3,216	3,690		9,758

	$4,798	$4,878	$3,160		$12,836

Liabilities and Equity
Current Liabilities
Short-term debt	$74	$—	$—		$74
Accounts payable	292	238	—		530
Compensation and benefits	151	170	—		321
Other accrued items	257	124	(6)	2g	375
Advance payments and unearned income	253	242	—		495
Current portion of long-term debt	1	—	130	3c	130
			(1)	3c

Total current liabilities	1,028	774	123		1,925
Non-current Liabilities
Defined benefit plans	—	2,072	—		2,072
Non-current deferred income taxes	—	2	—		2
Long-term debt	1,576	649	39	2i	5,081
			1,300	3c
			2,400	3c
			(750)	3c
			(130)	3c
			(3)	3c
Long-term contract liability	77	—	—		77
Other long-term liabilities	306	134	(7)	2g	433

Total non-current liabilities	1,959	2,857	2,849		7,665
Equity
Shareholders’ Equity:
Preferred stock	—	—	—		—
Common stock	104	2	(2)	2e	123
			19	2d
Other capital	499	2,607	(2,607)	2e	2,032
			1,541	2d
			(8)	2a
Treasury stock	—	(128)	128	2e	—
Retained earnings	1,286	645	(645)	2e	1,169
			(27)	2a
			(77)	3c
			(13)	3c
Accumulated other comprehensive loss	(78)	(1,879)	1,879	2e	(78)

Total shareholders’ equity	1,811	1,247	188		3,246
Noncontrolling interests	—	—	—		—

Total equity	1,811	1,247	188		3,246

	$4,798	$4,878	$3,160		$12,836

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

Unaudited Pro Forma Condensed Combined Statement of Income

For the Two Quarters Ended January 2, 2015

(In millions, except per share amounts)

	Historical Harris	Historical Exelis (As Reported)	Vectrus	Exelis (As Adjusted to Exclude Vectrus)	Pro Forma Adjustments	Note References	Pro Forma Combined
	A	B	C	D=B+C	E		A+D+E

Revenue from product sales and services	$2,362	$2,001	$(288)	$1,713	$(2)	3a	$4,073

Cost of product sales and services	(1,570)	(1,520)	260	(1,260)	1	3a	(2,797)
					39	3g
					(7)	3d
Engineering, selling and administrative expenses	(383)	(204)	24	(180)	(35)	3b	(643)
					(5)	3b
					(46)	3d
					1	3b
					5	3g
Research and development expenses	—	(35)	—	(35)	35	3b	—
Restructuring charges	—	(5)	—	(5)	5	3b	—
Other income, net	—	1	—	1	(1)	3b	—
Interest income	1	—	—	—	—		1
Interest expense	(45)	(19)	—	(19)	(33)	3e	(95)
					(2)	3c
					4	3f

Income from continuing operations before income taxes	365	219	(4)	215	(41)		539
Income taxes	(100)	(83)	3	(80)	16	3i	(164)

Income from continuing operations	265	136	(1)	135	(25)		375
Noncontrolling interest, net of income taxes	—	—	—	—	—		—

Income from continuing operations attributable to Harris Corporation common shareholders	$265	$136	$(1)	$135	$(25)		$375

Income from continuing operations per basic common share attributable to Harris Corporation common shareholders	2.52			0.72			3.02

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	2.50			0.70			3.00

Basic weighted average common shares outstanding	104.3						123.3
Diluted weighted average common shares outstanding	105.3						124.4

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

Unaudited Pro Forma Condensed Combined Statement of Income

For the Fiscal Year Ended June 27, 2014

(In millions, except per share amounts)

	Historical Harris	Historical Exelis (As Reported)	Vectrus	Exelis (As Adjusted to Exclude Vectrus)	Pro Forma Adjustments	Note References	Pro Forma Combined
	A	B	C	D=B+C	E		A+D+E

Revenue from product sales and services	$5,012	$4,542	$(1,261)	$3,281	$(6)	3a	$8,287

Cost of product sales and services	(3,310)	(3,551)	1,108	(2,443)	4	3a	(5,675)
					89	3g
					(15)	3d
Engineering, selling and administrative expenses	(820)	(445)	65	(380)	(51)	3b	(1,357)
					(28)	3b
					(90)	3d
					1	3b
					11	3g
Research and development expenses	—	(51)	—	(51)	51	3b	—
Restructuring and asset impairment charges	—	(28)	—	(28)	28	3b	—
Other income, net	—	1	—	1	(1)	3b	—
Non-operating income	4	—	—	—	—		4
Interest income	3	—	—	—	—		3
Interest expense	(94)	(37)	—	(37)	(69)	3e	(195)
					(4)	3c
					1	3h
					8	3f

Income from continuing operations before income taxes	795	431	(88)	343	(71)		1,067
Income taxes	(256)	(159)	28	(131)	27	3i	(360)

Income from continuing operations	539	272	(60)	212	(44)		707
Noncontrolling interests, net of income taxes	1	—	—	—	—		1

Income from continuing operations attributable to Harris Corporation common shareholders	$540	$272	$(60)	$212	$(44)		$708

Income from continuing operations per basic common share attributable to Harris Corporation common shareholders	5.05			1.12			5.62

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	5.00			1.09			5.57

Basic weighted average common shares outstanding	106.1						125.2
Diluted weighted average common shares outstanding	107.3						126.3

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: Description of Transaction and Basis of Presentation

On February 5, 2015, Harris, Merger Sub and Exelis entered into the Merger Agreement pursuant to which Merger Sub will be merged with and into Exelis, with Exelis surviving the Merger as a wholly owned subsidiary of Harris. The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Merger. Each share of Exelis common stock issued and outstanding immediately prior to the effective time will be canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement, the per share Merger consideration, which consists of (1) $16.625 in cash, without interest, and (2) 0.1025 shares of Harris common stock. This consideration represented a value of $23.75 per share for Exelis common stock, or an enterprise value of approximately $4.75 billion, based on the closing price of Harris common stock as of February 5, 2015 of $69.49 per share and approximately 186 million shares of Exelis common stock outstanding as of February 5, 2015.

Harris plans to fund the cash consideration and other amounts payable under the terms of the Merger Agreement from a combination of cash on hand and debt financing, which includes a combination of borrowings under the New Term Loan and the proceeds from the issuance of new debt securities in an aggregate principal amount of $2.4 billion. Further, Harris expects to redeem $750 million of its existing notes with a portion of the proceeds from the issuance of new debt securities, together with cash on hand.

The accompanying unaudited pro forma condensed combined financial statements give effect to the Merger under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations, with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and Exelis. Although Harris and Exelis have entered into the Merger Agreement, there is no guarantee that the Merger will be completed. The unaudited pro forma condensed combined balance sheet as of January 2, 2015 is based on the individual historical consolidated balance sheets of Harris and Exelis, and has been prepared to reflect the Merger as if it occurred on January 2, 2015, which was the end of Harris’ second fiscal quarter. The unaudited pro forma condensed combined statements of income for the two quarters ended January 2, 2015 and the year ended June 27, 2014 combine the historical results of operations of Harris and Exelis, and have been prepared to reflect the Merger as if it occurred on June 29, 2013, the first day of Harris’ fiscal 2014.

The unaudited pro forma condensed combined statements of income do not reflect future events that may occur after the Merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and Exelis. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the Merger been completed on the assumed dates or for the periods presented, or which may be realized in the future.

To prepare the unaudited pro forma condensed combined financial statements, Harris adjusted Exelis’ assets and liabilities to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on form 8-K to which the following unaudited pro forma condensed combined financial statements are attached, Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the Exelis assets to be acquired and liabilities to be assumed and the related allocation of purchase price. A final determination of the fair value of Exelis’ assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Exelis that exist as of the date of completion of the Merger and, therefore, cannot be made prior to that date.

Also, as of the date of the filing of the Current Report on form 8-K to which the following unaudited pro forma condensed combined financial statements are attached, Harris has not identified all adjustments necessary to conform Exelis’ accounting policies to Harris’ accounting policies. However, during preparation of the unaudited pro forma condensed combined financial statements, Harris has performed a preliminary analysis and is not aware of any material differences, and accordingly, the accompanying unaudited pro forma condensed combined financial statements assume no material differences in accounting policies between Harris and Exelis. Harris will conduct a final review of Exelis’ accounting policies as of the date of the completion of the Merger in an effort to determine if differences in accounting policies require adjustment or reclassification of Exelis’ results of operations or reclassification of assets or liabilities to conform to Harris’ accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

Additionally, the value of the portion of the per share Merger consideration to be paid in shares of Harris common stock will be determined based on the trading price of Harris common stock at the time of completion of the Merger. Consequently, the purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. A change of 10 percent in the price of Harris’ common stock from the closing price of Harris’ common stock as of April 21, 2015 of $81.93 per share would change the value of Merger consideration to be paid by approximately $167 million.

NOTE 2: Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of the Exelis’ identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded to goodwill. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, Harris’ historical experience, data that was available through the public domain and Harris’ due diligence review of Exelis’ business. Until the Merger is completed, Harris and Exelis are limited in their ability to share information with each other. Upon completion of the Merger, incremental valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of income until the purchase price allocation is finalized. The preliminary consideration transferred and preliminary fair value of Exelis’ assets acquired and liabilities assumed as if the Merger occurred on January 2, 2015 is presented as follows:

(in millions)	Note	Amount

Calculation of estimated consideration to be transferred:
Cash consideration to be paid for Exelis outstanding common stock	a	$3,089
Cash consideration to be paid for Exelis outstanding stock options	b	153
Cash consideration to be paid for Exelis outstanding restricted stock units	c	66

Total cash consideration paid		3,308
Less cash acquired		(510)

Net cash consideration paid		$2,798

Fair value of Harris common stock to be issued for Exelis outstanding common stock	d	1,560

Total estimated consideration transferred		$4,358

Recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets, excluding cash, acquired as of January 2, 2015	e	$737
Less transaction costs expected to be incurred by Exelis	f	(26)
Less elimination of pre-existing Exelis goodwill, intangible assets, and certain non-current deferred income taxes, other non-current assets, other accrued items and other long-term liabilities	g	(1,907)

Adjusted net book value of assets acquired		(1,196)
Identifiable intangible assets at fair value	h	1,690
Increase long-term debt assumed to fair value	i	(39)
Deferred tax impact of fair value adjustments	j	(617)
Goodwill	k	4,520

Net assets acquired at fair value		$4,358

a.	Cash consideration to be paid for Exelis outstanding common stock is computed as follows (for information regarding the source of funding for this cash consideration, see Note 3c):

(in millions, except per share amounts)	Amount
Outstanding shares of Exelis common stock (as of February 5, 2015)	185.8
Cash consideration to be paid per Exelis share	$16.625

Cash consideration to be paid to Exelis shareholders	$3,089

Additional adjustments in the unaudited pro forma condensed combined balance sheet include $45 million ($35 million after-tax) in acquisition-related costs, including fees paid in connection with a new bridge term loan facility that is expected to be terminated, as a reduction in cash with a corresponding decrease to Retained Earnings ($27 million) and Other Capital ($8 million) reflecting the mix of cash and equity consideration to be paid.

b.	Each Exelis stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be canceled, and converted into the right of the option holder to receive an amount in cash, with respect to each share of Exelis common stock subject to such option, equal to the excess, if any, of the per share equity award consideration over the applicable per share exercise price for each such stock option, less any required withholding taxes. The amount shown represents the estimated cash to be paid based on approximately 10.7 million Exelis stock options outstanding as of February 5, 2015.
c.	For each Exelis RSU that is outstanding immediately prior to the effective time, other than any rollover RSU, any vesting conditions or restrictions applicable to such RSU will lapse, the RSU will be canceled and converted into the right of the holder to receive an amount in cash, without interest, for each share of Exelis common stock subject to such RSU, equal to the sum of (i) the per share equity award consideration plus (ii) any accrued per share dividend payments by Exelis in respect of such RSU, and less any required withholding taxes. The amount shown represents the estimated cash to be paid, without reduction for withholding taxes, based on approximately 2.6 million Exelis RSUs outstanding as of February 5, 2015.
d.	The fair value of Harris common stock to be issued for Exelis outstanding common stock is computed as follows:

(in millions, except per share amounts)	Amount
Outstanding shares of Exelis common stock (as of February 5, 2015)	185.8
Exchange ratio	0.1025

Shares of Harris common stock to be issued for Exelis outstanding common stock ($1.00 par value)	19.0
Price per share of Harris common stock as of April 21, 2015	$81.93

Fair value of Harris common stock to be issued for Exelis outstanding common stock	$1,560

e.	Reflects the historical book value of the net book value of assets, net of cash, as of December 31, 2014 acquired from Exelis. The unaudited pro forma condensed combined balance sheet reflects the elimination of Exelis’ historical common stock, additional paid-in capital, treasury stock, retained earnings and accumulated other comprehensive loss as part of purchase accounting.
f.	Represents estimated transaction costs to be incurred by Exelis, which will reduce net assets acquired.
g.	Reflects the elimination of certain previously recorded assets and liabilities by Exelis as part of purchase accounting. The historical book value as of December 31, 2014 is as follows:

(in millions)	Amount
Goodwill	$(1,976)
Intangible assets	(150)
Non-current deferred income taxes (deferred tax liabilities related to eliminated goodwill and intangible assets)	209
Other non-current assets (debt issuance costs)	(3)
Other accrued items (related to current portion of deferred rent)	6
Other long-term liabilities (related to non-current portion of deferred rent)	7

Net eliminations	$(1,907)

h.	Identifiable intangible assets expected to be acquired consist of the following:

(in millions)	Amount
Acquired customer relationships	$1,400
Acquired developed technology	160
Acquired trade names and trademarks	120
Acquired in-process research and development	10

Estimated fair value of identifiable intangible assets	$1,690

i.	The fair value of Exelis’ long-term debt was determined using prices in secondary markets for identical and similar securities obtained from external pricing sources.
j.	Represents estimated deferred tax liabilities associated with identifiable intangible assets expected to be acquired.
k.	Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The amount of goodwill presented in the above table reflects the estimated goodwill as if the acquisition of Exelis occurred on January 2, 2015.

NOTE 3: Pro Forma Adjustments

a.	Reflects the elimination of revenue from product sales and services and cost of product sales and services for sales between Harris and Exelis.

b.	Certain balances from the historical financial information of Exelis were reclassified to conform their presentation to that of Harris. These include:

1.	Unbilled costs on fixed-price contracts reclassified from Receivables to Inventories.

2.	Research and development expenses reclassified to Engineering, selling and administrative expenses of $35 million for the two quarters ended January 2, 2015 and $51 million for the year ended June 27, 2014.

3.	Restructuring and asset impairment charges reclassified to Engineering, selling and administrative expenses of $5 million for the two quarters ended January 2, 2015 and $28 million for the year ended June 27, 2014.

4.	Other income reclassified to Engineering, selling and administrative expenses of $1 million for each of the two quarters ended January 2, 2015 and the year ended June 27, 2014.

c.	Harris plans to fund the cash consideration and other amounts payable under the terms of the Merger Agreement from a combination of cash on hand and debt financing, which includes a combination of borrowings under the New Term Loan and the proceeds from the issuance of new debt securities in an aggregate principal amount of $2.4 billion. Further with a portion of the proceeds from the issuance of new debt securities, together with cash on hand, Harris expects to redeem $750 million of its existing notes.

The unaudited pro forma condensed combined balance sheet as of January 2, 2015 has been adjusted to reflect the Merger as if it occurred on January 2, 2015, and consequently, in connection with obtaining the committed debt financing on such date, approximately $29 million of financing costs were recorded in the unaudited pro forma condensed combined balance sheet ($3 million in Other Current Assets, $22 million in Other Non-current Assets, $1 million as a discount on Current Portion of Long-term Debt and $3 million as a discount on Long-term Debt). Additionally, $130 million of borrowings under the New Term Loan are reflected in Current Portion of Long-term Debt to reflect quarterly principal amortization payments equal to 2.50 percent of the initial principal amount of the New Term Loan for each tranche.

The unaudited pro forma condensed combined statements of income for the two quarters ended January 2, 2015 and the year ended June 27, 2014 have been adjusted to reflect the Merger as if it occurred on June 29, 2013, the first day of Harris’ fiscal 2014. In connection with obtaining the committed debt financing on such date, approximately $29 million of financing costs were recognized over the life of the underlying debt. This amortization is recorded as interest expense and resulted in charges of approximately $2 million for the two quarters ended January 2, 2015 and approximately $4 million for the year ended June 27, 2014.

In connection with the redemption of the Harris notes described above, the unaudited pro forma condensed combined balance sheet as of January 2, 2015 reflects a $77 million decrease in Retained Earnings representing the after-tax loss on a $125 million pre-tax loss on extinguishment of this debt. The $125 million pre-tax loss consists of $120 million of “make-whole” redemption prices paid and a write-off of $5 million of unamortized debt issue costs related to these notes. As a result of the redemption of the Harris notes, the unaudited pro forma condensed combined balance sheet as of January 2, 2015 reflects a net decrease to Cash and Cash Equivalents of $72 million (reflecting the $120 million of make-whole redemption prices paid, net of a $48 million tax benefit on the $125 million net loss on extinguishment of this debt). Additionally, in connection with the redemption of the Harris notes described above, the unaudited pro forma condensed combined balance sheet as of January 2, 2015 reflects a $13 million decrease in Retained Earnings representing the after-tax amount related to accrued but unpaid interest of $21 million on these notes.

d.	Reflects the net increase in amortization expense related to the fair value of acquired finite-lived identifiable intangible assets and the elimination of historical amortization expense recognized by Exelis for the two quarters ended January 2, 2015 and the year ended June 27, 2014. Assumptions and details are as follows:

(in millions)	Charged To		Weighted Average Useful Lives (Years)	Fair Value	Two Quarters Ended January 2, 2015	Year Ended June 27, 2014
Acquired intangible assets - Developed technology		(1)	11	$160	$7	$15

Acquired intangible assets - Other		(2)	13	$1,530	$58	$116
Less historical Exelis amortization		(2)			12	26

Net adjustment to amortization expense		(2)			$46	$90

(1)	Cost of product sales and services
(2)	Engineering, selling and administrative expenses

e.	Reflects a net increase in interest expense related to new debt to finance a portion of the acquisition and the redemption of certain Harris notes (as described at Note 3c), as presented below:

(in millions)	Two Quarters Ended January 2, 2015	Fiscal Year Ended June 27, 2014
Interest expense on term loans	$10	$21
Interest expense on new public debt	48	96
Interest expense on debt to be redeemed (1)	(25)	(48)

Total	$33	$69

(1)	Includes amortization of debt issue costs and debt discounts.

A 0.125 percent variance in the variable interest rate for the term loans would change interest expense for the two quarters ended January 2, 2015 and for the year ended June 27, 2014 by approximately $0.7 million and $1.6 million, respectively.

f.	Reflects amortization of the increase to Exelis’ long-term debt based on a preliminary $39 million fair value adjustment (see also Note 2i).

g.	Reflects the elimination of amortization of net actuarial losses from accumulated comprehensive loss related to Exelis’ post-retirement benefit plans due to the accumulated comprehensive loss being eliminated as part of purchase accounting.

h.	Reflects the elimination of amortization of debt issuance costs related to Exelis’ issuance of its two senior notes due to the debt issuance costs being eliminated as part of purchase accounting.

i.	Represents the tax effects of all pro forma adjustments above using Harris’ statutory rate of 35 percent for federal income taxes and approximately 3 percent for state income taxes.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following selected unaudited pro forma per share information for the year ended June 27, 2014 and the two quarters ended January 2, 2015, reflects the Merger and related transactions as if they had occurred on June 29, 2013. The book value per share amounts in the table below reflect the Merger as if it had occurred on June 27, 2014 or January 2, 2015. It should be read together with, the historical financial information that Harris and Exelis have presented in their respective filings with the SEC.

The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed Merger had been completed as of the dates indicated or will be realized upon the completion of the proposed Merger. The summary pro forma information is preliminary, based on initial estimates of the fair value of assets acquired (including intangible assets) and liabilities assumed, and is subject to change as more information regarding the fair values are obtained, which changes could be materially different than the initial estimates.

Both Harris and Exelis declared and paid dividends during the periods presented. For more information on dividends of Harris and Exelis, see the historical financial information that Harris and Exelis have presented in their respective filings with the SEC.

	Historical Harris	Exelis (As Adjusted to Exclude Vectrus)	Pro Forma Combined		Equivalent Basis Pro Forma Combined (1)
Income from continuing operations per basic common share attributable to common shareholders
Fiscal year ended June 27, 2014	$5.05	$1.12	$5.62		$0.58
Two quarters ended January 2, 2015	$2.52	$0.72	$3.02		$0.31
Income from continuing operations per diluted common share attributable to common shareholders
Fiscal year ended June 27, 2014	$5.00	$1.09	$5.57		$0.57
Two quarters ended January 2, 2015	$2.50	$0.70	$3.00		$0.31
Cash dividends per share
Fiscal year ended June 27, 2014	$1.68	$0.41	$1.68	(2)	$0.17
Two quarters ended January 2, 2015	$0.94	$0.21	$0.94	(2)	$0.10
Book value per share
As of June 27, 2014	$17.30	$9.20	$27.00		$2.77
As of January 2, 2015	$17.40	$6.72	$27.20		$2.79

(1)	The per share amounts are calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.1025.
(2)	Pro forma combined amounts are the same as Harris’ historical cash dividends per share since Harris is not expected to change its dividend policy as a result of the Merger.